UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

TONGJI HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2020, Tongji Healthcare Group, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) with the Secretary of State of Nevada applicable to the Company’s articles of incorporation. The Amendment had the effect of increasing the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

The effective date of the Amendment is July 7, 2020.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on by written consent of the stockholders of the Company effective July 6, 2020.

(a)	The amendment to the Company’s articles of incorporation to increase the Company’s authorized capital stock and the filing of the Amendment with the Secretary of State of Nevada was authorized, approved, and adopted, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,000,000 (1)	—	—	—

(1)	Represents 65.48% of the Company’s outstanding shares as of July 6, 2020. Represents shares owned by West Of Hudson Group, Inc. Votes from other stockholders were not solicited.

Exhibit	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Tongji Healthcare Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

TONGJI HEALTHCARE GROUP, INC.

Dated: July 10, 2020	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan Chief Executive Officer